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                                EXHIBIT INDEX

Exhibit
Number                   Exhibit
-------        -----------------------------------------

  12 Statement re Sun Company, Inc. and Subsidiaries Computation of Ratio of Earnings to Fixed Charges for the Nine-Month Period Ended September 30, 1996.

  27           Article 5 of Regulation S-X, Financial Data Schedule.